UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 25, 2011

SKULLCANDY, INC.

(Exact name of registrant as specified in charter)

Delaware	001-35240	56-2362196
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 West Ute. Blvd, Suite 250 Park City, Utah	84098
(Address of principal executive offices)	(Zip Code)

(435) 940-1545

(Registrant’s telephone number, including area code):

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 25, 2011, Skullcandy, Inc. (the “Company”) and AG Acquisition Corporation (together with the Company, the “Borrowers”) entered into a First Amendment and Waiver to Revolving Credit and Security Agreement (the “Amendment”), with the financial institutions thereto (the “Lenders”), UPS Capital Corporation, as foreign collateral agent for the Lenders and PNC Bank, National Association, as administrative agent for the Lenders. The Amendment amended that certain Revolving Credit and Security Agreement, dated August 31, 2010, between the parties thereto.

The Amendment, among other things, provides for:

•	a waiver of certain defaults related to the Borrowers’ compliance with their capital expenditure covenants;

•	an increase in the permitted aggregate annual capital expenditures of the Borrowers to $6,000,000;

•	the reduction of the interest rate margins applicable to loans by 0.5-1.5% depending on the index rate applicable thereto; and

•	permitting the Borrowers to enter into foreign exchange contracts.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Exhibits.

Item 9.01

(d) Exhibits

10.1	First Amendment and Waiver to Revolving Credit and Security Agreement, dated October 25, 2011, by and among Skullcandy, Inc., AG Acquisition Corporation, the financial institutions thereto, UPS Capital Corporation and PNC Bank, Nation Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2011

SKULLCANDY, INC.

By:	/s/ Mitch Edwards
Mitch Edwards
Chief Financial Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	First Amendment and Waiver to Revolving Credit and Security Agreement, dated October 25, 2011, by and among Skullcandy, Inc., AG Acquisition Corporation, the financial institutions thereto, UPS Capital Corporation and PNC Bank, Nation Association.